Registration No. 333-_____

     As filed with the Securities and Exchange Commission on March 10, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                            ABITIBI-CONSOLIDATED INC.
             (Exact name of registrant as specified in its charter)

         Canada                                           980171273
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         1155 Metcalfe Street, Suite 800
                        Montreal, Quebec H3B 5H2, Canada
                    (Address of Principal Executive Offices)

                   Abitibi-Consolidated Inc. Stock Option Plan
                            (Full title of the plan)

                            Abitibi-Consolidated Inc.
                            c/o CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                  212-894-8400
          (Telephone number, including area code, of agent for service)

                                   Copies to:

         Isabel Pouliot                              Guy P. Lander, Esq.
    Abitibi-Consolidated Inc.                Davies Ward Phillips & Vineberg LLP
 1155 Metcalfe Street, Suite 800               625 Madison Avenue, 12th Floor
Montreal, Quebec H3B 5H2, Canada                  New York, New York 10022
         (514) 394-3277                                (212) 588-5500

                                                   Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to be            Amount to be              Proposed Maximum            Proposed Maximum           Amount of
         Registered                    Registered           Offering Price Per Share    Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
        Common Shares            11,216,865 Shares (1)(3)           $9.04 (4)                 $101,415,490.20           $8,204.51
        Common Shares             7,752,307 Shares (2)(3)           $7.00 (5)                  $54,266,149.00           $4,390.13
------------------------------------------------------------------------------------------------------------------------------------
            Total                18,969,172 Shares                                            $155,681,639.20          $12,594.64
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) Represents Common Shares underlying options granted under the Abitibi-Consolidated Inc. Stock Option Plan (the "Option Plan").

(2) Represents Common Shares underlying options available for grant under the Option Plan.

(3) In accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act"), there are also registered hereby such indeterminate number of Common Shares as may become issuable by reason of the operation of the anti-dilution provisions of the Option Plan.

(4) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was calculated for an aggregate of 11,216,865 shares issuable upon exercise of outstanding options granted under the Option Plan based on an average exercise price of $9.04 per share (converted to U.S. dollars from Canadian dollars based on an exchange rate of Cdn $1.00 = US $0.6798 on March 6, 2003).

(5) Pursuant to Rule 457 under the Securities Act, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the Common Shares of Abitibi-Consolidated Inc. as reported on the New York Stock Exchange Composite Transaction Tape on March 6, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

      The following documents which have been filed by Abitibi-Consolidated Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

      1. The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2001, filed on May 16, 2002, as amended by the Registrant's Form 40-F/A filed on May 31, 2002.

      2. All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001.

      3. The description of the Registrant's common shares contained in its Registration Statement on Form 8-B as filed with the Commission on May 19, 1997, including any amendment or report filed for the purpose of amending such description.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed documents that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date such documents are furnished to the SEC.

ITEM 4.    Description of Securities

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel

           Not applicable.

ITEM 6.    Indemnification of Directors and Officers

      Under the Canada Business Corporations Act (the "CBCA"), Abitibi-Consolidated Inc. may indemnify a present or former director or officer or a person who acts or acted at Abitibi-Consolidated Inc.'s request as a director or officer of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved by reason of that association with Abitibi-Consolidated Inc. or such other entity in question and provided that the director or officer acted honestly and in good faith with a view to the best interests of Abitibi-Consolidated Inc. or, as the case may be, to the best interests of the other entity in question, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Abitibi-Consolidated Inc. as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

      In accordance with the CBCA, the by-laws of Abitibi-Consolidated Inc. provide that Abitibi-Consolidated Inc. shall indemnify the persons set forth above in the manner set forth above.

      The CBCA provides that Abitibi-Consolidated Inc. may, subject to and in accordance with the CBCA, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him in his capacity as a director or officer of Abitibi-Consolidated Inc. or as a director of officer of another entity where he acts or acted in that capacity at Abitibi-Consolidated Inc.'s request.

      Abitibi-Consolidated Inc. carries directors' and officers' liability insurance in the amount of $75,000,000 in the aggregate annually which provides for coverage of directors and officers subject to a $500,000 deductible per claim payable by Abitibi-Consolidated Inc.

ITEM 7.    Exemption From Registration Claimed

           Not applicable.

ITEM 8.    Exhibits

Exhibit
Number     Exhibit
------     ---------------------------------------------------------------------
  4.1      Abitibi-Consolidated Inc. Stock Option Plan.

  5.1      Opinion of Thierry Brossard, Legal Counsel for
           Abitibi-Consolidated Inc.

  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2     Consent of Thierry Brossard (included as part of Exhibit 5.1).

  24.1 Power of Attorney (set forth on the signature page of the Registration Statement).

ITEM 9.    Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            1. To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada, on the 10th day of March, 2003.

                             ABITIBI-CONSOLIDATED INC.

                             By: /s/ John W. Weaver
                                 -----------------------------------------------
                                 John W. Weaver
                                 President and Chief Executive Officer

                             By: /s/ Pierre Rougeau
                                 -----------------------------------------------
                                 Pierre Rougeau
                                 Senior Vice President Corporate Development and Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints John W. Weaver, Pierre Rougeau and Jacques P. Vachon, and each of them, severally, acting alone and without the other his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                               Title                                Date
     ---------                               -----                                ----
/s/ John W. Weaver            President and Chief Executive Officer
--------------------------    (Principal Executive Officer), Director        March 10, 2003
John W. Weaver

/s/ Pierre Rougeau            Senior Vice President Corporate                March 10, 2003
--------------------------    Development and Chief Financial Officer
Pierre Rougeau                (Principal Financial and Accounting Officer)


/s/ Richard Drouin            Chairman of the Board                          March 10, 2003
--------------------------
Richard Drouin, O.C., Q.C.

                              Director
--------------------------
Gordon C., Gray, FCA

                              Director
--------------------------
H. Earl Joudrie

/s/ C. Edward Medland         Director                                       March 10, 2003
--------------------------
C. Edward Medland

                              Director
--------------------------
Lise Lachapelle

/s/ John A. Tory              Director                                       March 10, 2003
--------------------------
John A. Tory, Q.C.

/s/ Dong Kil Cho              Director                                       March 10, 2003
--------------------------
Dong Kil Cho

                              Director
--------------------------
David A. Ward, Q.C.

/s/ Jean Gaulin               Director                                       March 10, 2003
--------------------------
Jean Gaulin

                              Director
--------------------------
Marlene Davidge

                            AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Abitibi-Consolidated Inc. in the United States on March 10, 2003.

                                     ABITIBI CONSOLIDATED SALES CORPORATION

                                     By: /s/ John W. Weaver
                                         ---------------------------------------
                                         John W. Weaver
                                         President

                                     By: /s/ Pierre Rougeau
                                         ---------------------------------------
                                         Pierre Rougeau
                                         Treasurer

                                  EXHIBIT INDEX

Exhibit
Number     Exhibit
------     ---------------------------------------------------------------------

  4.1      Abitibi-Consolidated Inc. Stock Option Plan.

  5.1      Opinion of Thierry Brossard, Legal Counsel for
           Abitibi-Consolidated Inc.

  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2     Consent of Thierry Brossard (included as part of Exhibit 5.1).

  24.1 Power of Attorney (set forth on the signature page of the Registration Statement).